Exhibit No. 3.1
Form 10-KSB
SimplaGene USA, Inc.
File No. 333-100110

                            ARTICLES OF INCORPORATION
                                       OF
                              SIMPLAGENE USA, INC.

     The undersigned incorporator being a natural person more than 18 years of age acting as the sole incorporator of the above-named corporation (the "Corporation") hereby adopts the following articles of incorporation for the
Corporation:

                                    ARTICLE I
                                      NAME

     The name of the Corporation shall be: Simplagene USA, Inc.

                                   ARTICLE II
                               PERIOD OF DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                               PURPOSES AND POWERS

     The purpose for which the Corporation is organized is to conduct any lawful business for which a corporation may be organized under the laws of Nevada, which shall include, by way of illustration and not limitation, the following purposes:

          (a) To carry on any general mercantile or service business, and to purchase, sell, and deal in such technologies, goods, supplies, merchandise, equipment, or services as are necessary or desirable in connection therewith; to render any lawful service; to own and operate any lawful enterprise; and, to acquire, hold, and dispose of tangible or intangible personal property;

          (b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, develop, or otherwise, to trade with and deal in real estate, lands, oil and gas leases and interests, and all other interests in lands, and all other property of every kind and nature;

          (c) To acquire, sell, and otherwise dispose of or deal in stock, bonds, mortgages, securities, notes, and commercial paper for corporations and individuals;

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          (d) To borrow money and to execute notes and  obligations and security contracts therefor, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans;

          (e) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors; and

          (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized.

                                   ARTICLE IV
                                AUTHORIZED SHARES

     The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 60,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class that the corporation shall have authority to issue are as follows:

          (a) 50,000,000 shares of common stock, $0.001 par value ("Common Stock");

          (b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any

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other class or classes or any other  series of stock of the  corporation  or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation. Shares of Common Stock and Preferred Stock (including any series of Preferred Stock) may, without the approval or consent of the holders of shares of said class or series, be issued as a share dividend in respect of shares of another class or series, all as the Board of Directors in its discretion may determine.

     The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                                    ARTICLE V
                             LIMITATION ON LIABILITY

     A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

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                                   ARTICLE VI
                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the Corporation's registered office in the state of Nevada is 502 East John Street, town of Carson City, state of Nevada 89706. The name of its initial resident agent in the state of Nevada is CSC Services of Nevada, Inc. Either the registered office or the resident agent may be changed in the manner provided by law.

                                   ARTICLE VII
                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII
                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                   ARTICLE IX
                                    DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than fifteen directors. The initial board of directors shall consist of three persons who is as follows:

      Name                           Address

      Craig Laughlin                 11900 Wayzata Way, Suite 100
                                     Hopkins, MN 55305

      Xinbo Wang                     Xiao Wen Street #139
                                     Central Garden D-22-D
                                     Ningbo, Zhejiang Province, 315010
                                     People's Republic of China

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      Jingwei Wang                   50 Lantian Road,  No. 35, Room 401
                                     Ningbo, Zhejiang Province, 315010
                                     People's Republic of China

      Jing Deng                      No. 7 Dong Jiao Min  Xiang,  Bldg 2, Rm 904
                                     Beijing, 100005
                                     People's Republic of China

                                    ARTICLE X
                                  INCORPORATOR

     The name and mailing address of the incorporator signing these articles of incorporation is:

            Name                              Address

            Craig Laughlin                    11900    Wayzata    Way, Suite 100
                                              Hopkins, MN 55305

     The undersigned, being the incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring that the facts herein stated are true.

      DATED this 31st day of July 2002.


                                          /s/ Craig Laughlin



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